SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2002

Endocare, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27212	33-0618093

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Studebaker, Irvine CA	92618

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 595-4770

(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES*
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 5. Other Events.

     On February 21, 2002, we, Endocare, Inc., Timm Medical Technologies, Inc., TMT Acquisition Corporation, a wholly owned subsidiary of Endocare and certain stockholders of Timm Medical Technologies entered into an Agreement and Plan of Reorganization. Upon the terms and subject to the conditions in the merger agreement, Timm Medical Technologies, will be merged with and into TMT Acquisition Corporation and TMT Acquisition Corporation will survive the merger as a subsidiary of Endocare.

     The transaction, which is expected to close on March 25, 2002, has been approved by the board of directors of Timm Medical Technologies, our board of directors and the stockholders of Timm Medical Technologies.

     Upon completion of the merger, all outstanding shares of capital stock of Timm Medical Technologies will be exchanged for aggregate consideration equal to approximately $11,000,000 in cash and 1,620,000 shares of Endocare common stock.

     The description of the transaction set forth above is qualified in its entirety by reference to the merger agreement filed with this current report as Exhibit 2.1.

     On February 21, 2001, we issued a press release which is attached as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

2.1	Agreement and Plan of Reorganization, dated as of February 21, 2002, by and among Endocare, Inc., Timm Medical Technologies, Inc., TMT Acquisition Corporation and certain stockholders of Timm Medical Technologies, Inc. (the “Merger Agreement”) certain schedules and exhibits referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release issued by Endocare, Inc. on February 21, 2002 (announcing execution of the Merger Agreement).

SIGNATURES*

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Endocare, Inc. (Registrant)

March 4, 2002	/s/ Paul W. Mikus

Date	Paul W. Mikus President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Reorganization, dated as of February 21, 2002, by and among Endocare, Inc., Timm Medical Technologies, Inc., TMT Acquisition Corporation and certain stockholders of Timm Medical Technologies, Inc. (the “Merger”) Certain schedules and exhibits referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release issued by Endocare, Inc. on February 21, 2002 (announcing execution of the Merger Agreement)